EXHIBIT 99.1

Rekor Systems, Inc. Reports First Quarter 2022 Financial Results; Announces Intent to Acquire Southern Traffic Services (STS)

Highlights:

•	Company announces Intent to acquire Southern Traffic Services (STS), a traffic engineering firm specializing in traffic data collection
•	Recurring revenue increased 96% to $1.7 million for the three months ended March 31, 2022, as compared to $0.9 million for the three months ended March 31, 2021. Revenue for the first quarter of 2022 were $3.6 million, a decrease from $4.2 million in the same quarter of 2021
•	Rekor Systems Intelligent Infrastructure Solution was selected for Amazon Web Services Partner Network and Public Sector Partner Program
•	Raised $3.1 million in net cash proceeds during the first quarter 2022 with the At-The-Market 2022 Sales Agreement

COLUMBIA, MD – May 16, 2022 - Rekor Systems, Inc, (NASDAQ: REKR) ("Rekor" or the “Company”), a global AI technology company with a mission to make communities around the world safer, smarter and more efficient by providing actionable, data-driven insights through intelligent infrastructure, today announced its unaudited financial results for the three month period ended March 31, 2022.

"Our results for three months ended March 31, 2022, continued to show growth in recurring revenue under our new sales model compared to the fourth quarter of 2021,” said Eyal Hen, Chief Financial Officer, Rekor. "In 2022, we’ve been focusing on sales initiatives and working to evolve our go-to-market strategy. This has been rewarded by an outsize increase in recurring revenues.”

Hen added, “2022 continues to be a pivotal time in our Company’s short history. The shift in emphasis from “point-in-time revenue” to “recurring revenue”, that we made in the third quarter of 2021, has had a near term impact on overall revenues, and we believe that our current emphasis on developing subscription revenues will have a positive impact on our overall growth for the long term.”

“We’re pleased to be reporting very strong growth in recurring revenues and continued increases in new customers across our key vertical markets. The Rekor One platform that we launched in the third quarter of 2021, continues to provide momentum for our go-to-market strategy,” said Robert A. Berman, Chairman and Chief Executive Officer, Rekor. “Looking ahead in 2022, we expect to see strong contributions from our channel partners, based on the substantial investments they’ve made in evaluating, testing, and marketing our products.

Along with strong organic growth, we’ve also identified strong M&A prospects that we expect to contribute significantly to the expansion of our revenues, capabilities, and market presence. One example of this is our announcement earlier today of our Letter of Intent (“LOI”) to acquire Southern Traffic Services, which specializes in traffic data collection. This expands our geographic footprint and distribution capabilities.”

The potential acquisition of Southern Traffic Services (“STS”) is part of Rekor’s continued investment in solutions for the traffic management market. The acquisition would be accretive to Rekor’s earnings immediately upon closing. Under the terms of the LOI, Rekor would acquire STS for a total purchase price of up to $14.5 million, including earnouts based on the achievement of certain performance metrics. The acquisition of STS remains subject to completion of confirmatory due diligence and satisfaction of closing conditions.

Additionally, as part of its channel program expansion, Rekor recently announced that it was accepted into the AWS Partner Program and the AWS Public Sector Partner Program. Extending the reach and availability of Rekor’s solutions through these AWS channels will allow it to further strengthen its platform by gaining access to more data points and feeds, enhancing its AI, and increasing the benefit of Rekor’s solution suite to government agencies and enterprises.

First Quarter Unaudited Financial Results

Revenues

Gross revenue for the three months ended March 31, 2022, decreased $608,000 or 14% to $3,608,000, compared to $4,216,000 for the three months ended March 31, 2021. The decrease in revenue for the three months ended March 31, 2022, compared to the three months ended March 31, 2021, was primarily attributable to a decrease in our product and service revenue in the current period. As part of our change in selling strategy we have focused on a sales model that employs subscription contracts with recurring revenue. While we expect to continue to generate point-in-time revenue in particular cases, we expect our subscription contracts to provide a more reliable and sustainable stream of revenues, compared to one-time sales of hardware and software licenses which are generally more difficult to predict. The decrease in product and service revenue for the three months ended March 31, 2022, was partially offset by an $831,000 increase in recurring revenue during this period. The increase in recurring revenue is primarily attributable to our Waycare acquisition and our current land-and-expand strategy, which involves expanding the services and solutions we provide to existing customers and also facilitating interoperability between our existing customers and new customers as part of an expanded information network.

Operating Expenses

Operating expenses for the three months ended March 31, 2022, increased to $14,231,000, compared to $7,602,000 for the three months ended March 31, 2021. The Company continued to increase headcount to support its growth initiatives.

The Company also increased its research and development expenses during the three months ended March 31, 2022, primarily due to the development of new products and additional software capabilities. The increase in research and development expenses is mainly attributable to an increase in headcount and hours associated with research and development activities. Furthermore, marketing expenses increased due to a ramp up in marketing efforts to promote the Company’s products and services including digital marketing and other lead generation efforts. In addition, there was an increase in the sales force to support execution of Rekor’s land-and-expand strategy. The Company expects to continue to add to headcount and expand the sales force.

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Additional Key Performance Indicators

Recurring Revenue

As of March 31, 2022, recurring revenue increased to $1,695,000, which represents an increase of 96%, compared to $864,000 as of March 31, 2021. As we continue to focus on contracts with recurring revenue as part of our business model, we expect recurring revenue growth in future periods.

Performance Obligations

As of March 31, 2022, the Company had approximately $21,288,000 in remaining performance obligations not yet satisfied or partially satisfied. This is a decrease of approximately 6%, from $22,587,000 of remaining performance obligations as of December 31, 2021. The Company expects to recognize approximately 41% of this amount as revenue over the succeeding twelve months, and the remainder is expected to be recognized over the next two to four years.

Total Contract Value

There are certain assumptions embedded in the total contract value of an agreement, such as the success rate of renewal periods, cancellations, and usage estimates. During the three months ended March 31, 2022, the Company won contracts valued at $1,525,000, compared to $2,513,000 for the value of contracts won during the three months ended March 31, 2021. This decline represents a $1,006,000 or 40% decline period-over-period.

The decrease in total contract value and performance obligations is partially related to our land and expand strategy. Our go-to-market strategy involves entering into pilot programs, which require low initial commitments by our customers in the short term, but which are expected to develop into larger commitments over time. This helps grow our pipeline and demand for our products. As pilot programs convert into longer term and larger scale contracts, we expect to see our KPIs improve.

Non-GAAP Measures

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit for the three months ended March 31, 2022, decreased to $1,625,000 with an Adjusted Gross Margin of 45%, compared to Adjusted Gross Profit of $2,294,000 and an Adjusted Gross Margin of 54% for the three months ended March 31, 2021. Fluctuations in Adjusted Gross Margin are primarily affected by the mix of software and hardware sales. Software sales carry a higher margin than hardware sales as there are fewer costs associated with software sales. However, hardware sales are typically associated with a software component, which increases our performance obligations and provides higher margin, recurring revenue in the future. Recently, however, we have provided certain customers short-term pilot programs, which range from three to six months. These pilot programs generally have lower margins due to additional upfront costs we incur to establish the program, which will not be incurred again if the pilot program is converted into a long-term program. As a result, Adjusted Gross Margin is expected to improve meaningfully over time as pilot programs mature into long-term contracts where incremental revenue can be generated using the same hardware and other infrastructure deployed for the pilot program.

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EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021
Net loss from continuing operations	$(12,601)	$(5,403)	$(9,610)	$(10,860)
Income taxes	-	3	10	20
Interest	9	32	72	2,468
Depreciation and amortization	1,399	614	2,169	1,386
EBITDA	$(11,193)	$(4,754)	$(7,359)	$(6,986)

Share-based compensation	$1,900	$781	694	202
Loss due to change in value of equity investments	-	76	150	-
Adjusted EBITDA	$(9,293)	$(3,897)	$(6,713)	$(3,503)

Rekor has scheduled a conference call to discuss the 2022 first quarter results on Monday, May 16, 2022, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: 201-689-8037

A live webcast of the conference call will be available online at: https://services.choruscall.com/mediaframe/webcast.html?webcastid=DUdfL7O2

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REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13728770

An archived webcast will also be available to replay this conference call directly from the Company's website under Investor Relations, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai and follow Rekor on social media at:

•	LinkedIn: https://www.linkedin.com/company/rekor/
•	Facebook: https://www.facebook.com/rekor/
•	Twitter: https://twitter.com/RekorSystems

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

Investor Relations Contact: Rekor Systems, Inc.

Charles Degliomini

Media Contact:

REQ for Rekor Systems, Inc.

Robin Bectel

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REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$14,606	$25,796
Restricted cash and cash equivalents	987	804
Accounts receivable, net	1,455	1,173
Inventory	1,228	1,194
Note receivable, current portion	368	340
Other current assets, net	1,966	1,374
Current assets of discontinued operations	1	1
Total current assets	20,611	30,682
Long-term assets
Property and equipment, net	10,168	9,929
Right-of-use lease assets, net	9,548	6,163
Goodwill	53,451	53,451
Intangible assets, net	20,405	21,406
Note receivable, long-term	935	1,020
SAFE investment	1,400	1,250
Deposits	3,578	1,978
Total long-term assets	99,485	95,197
Total assets	$120,096	$125,879
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,337	$7,087
Notes payable, current portion	1,000	998
Loan payable, current portion	37	37
Lease liability, short-term	676	229
Contract liabilities	2,189	2,437
Other current liabilities	3,074	2,904
Current liabilities of discontinued operations	129	129
Total current liabilities	11,442	13,821
Long-term Liabilities
Loan payable, long-term	28	37
Lease liability, long-term	14,259	10,061
Contract liabilities, long-term	878	835
Deferred tax liability, long-term	38	38
Total long-term liabilities	15,203	10,971
Total liabilities	26,645	24,792
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 44,949,939, shares as of March 31, 2022 and 44,007,257 as of December 31, 2021; outstanding: 44,908,417 shares as of March 31, 2022 and 43,987,896 as of December 31, 2021	4	4
Treasury stock, 41,522 and 19,361 shares as of March 31, 2022 and December 31, 2021, respectively	(417)	(319)
Additional paid-in capital	176,348	171,285
Accumulated deficit	(82,484)	(69,883)
Total stockholders equity	93,451	101,087
Total liabilities and stockholders equity	$120,096	$125,879

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REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$3,608	$4,216
Cost of revenue, excluding depreciation and amortization	1,983	1,922

Operating expenses:
General and administrative expenses	7,388	4,829
Selling and marketing expenses	1,352	937
Research and development expenses	4,092	1,222
Depreciation and amortization	1,399	614
Total operating expenses	14,231	7,602

Loss from operations	(12,606)	(5,308)
Other income (expense):
Interest expense	(9)	(32)
Other income	14	16
Total other income (expense)	5	(16)
Loss before income taxes and equity method investments	(12,601)	(5,324)
Income tax provision	-	(3)
Equity in loss of investee	-	(76)
Net loss from continuing operations	(12,601)	(5,403)
Net loss from discontinued operations	-	(3)
Net loss	$(12,601)	$(5,406)
Comprehensive loss:
Net loss from continuing operations	(12,601)	(5,403)
Change in unrealized gain on short-term investments	-	2
Total comprehensive loss from continuing operations	(12,601)	(5,401)
Total comprehensive loss	$(12,601)	$(5,404)
Loss per common share from continuing operations - basic and diluted	(0.29)	(0.15)
Loss per common share discontinued operations - basic and diluted	-	(0.00)
Loss per common share - basic and diluted	$(0.29)	$(0.15)

Weighted average shares outstanding
Basic and diluted	44,087,911	35,944,355

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